EXHIBIT 23.1


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No's. 333-23237, 333-41291, 333-41327, 333-62157 and
333-62151).


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 25, 1999